Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$16,692,321
Unrealized Gain (Loss) on Market Value of Futures	523,530
Dividend Income	1,614
Interest Income	419
ETF Transaction Fees	3,000
Total Income (Loss)	$17,220,884

Expenses
Investment Advisory Fee	$83,669
Brokerage Commissions	8,905
NYMEX License Fee	3,414
Non-interested Directors' Fees and Expenses	987
SEC & FINRA Registration Expense	750
Prepaid Insurance Expense	421
Other Expenses	32,850
Total Expenses	130,996
Expense Waiver	(11,933)
Net Expenses	$119,063
Net Gain (Loss)	$17,101,821

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$156,362,802
Additions (300,000 Units)	15,952,267
Net Gain (Loss)	17,101,821

Net Asset Value End of Period	$189,416,890
Net Asset Value Per Unit (3,400,000 Units)	$55.71

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502